                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements indicated below of Brookdale Living Communities, Inc. of our report indicated below filed with the Securities and Exchange Commission.

Registration Statements
-----------------------
Form S-8 No. 333-51493
Form S-8 No. 333-53969
Form S-8 No. 333-65843



Financial Statements                                    Date of Auditor's Report
--------------------                                    ------------------------
Consolidated balance sheet of Brookdale Living                March 26, 1998
Communities, Inc. as of December 31, 1997 and
the consolidated statements of operations,
stockholders' equity and cash flows for the period
from May 7, 1997 through December 31, 1997 and the
combined balance sheet of the Predecessor Properties
as of December 31, 1996 and the combined statements
of operations, changes in partners' capital (deficit)
and cash flows for the period from January 1, 1997
through May 6, 1997 and for each of the two years
in the period ended December 31, 1996 included in
the Annual Report (Form 10-K/A) of Brookdale
Living Communities, Inc. for the year ended
December 31, 1997 dated March 31, 1999.


                                            /s/ Ernst & Young LLP

Chicago, Illinois
March 30, 1999